Exhibit 10.45
GLOBAL — DIRECTORS
AMENDMENT
TO
CERTAIN ALLIED WASTE INDUSTRIES, INC.
EQUITY AWARD AGREEMENTS
     THIS AMENDMENT (the “Amendment”) is made by and between Allied Waste Industries, Inc., a Delaware corporation (the “Company”) and the individual specified below (the “Grantee”), to those certain Allied Waste Industries, Inc. equity award agreements held by Grantee and set forth and described on Exhibit A attached hereto and incorporated herein (collectively referred to herein as the “Agreements”).
WITNESSETH:
     WHEREAS, the Company and the Grantee previously entered into the Agreements set forth on Exhibit A attached hereto;
     WHEREAS, the equity awards underlying the Agreements were issued pursuant to and under either the Allied Waste Industries, Inc. 1994 Non-Employee Directors Stock Option Plan, as amended from time to time (the “1994 Plan”) or the Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan, as amended from time to time (the “2005 Plan”);
     WHEREAS, outstanding awards under the 1994 Plan and the 2005 Plan are governed under the terms of the 2005 Plan;
     WHEREAS, on June 22, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with and among Republic Services, Inc., a Delaware corporation (“Republic”), and RS Merger Wedge, Inc., a Delaware corporation and wholly owned subsidiary of Republic (the “Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) and, as a result, the Company will become a wholly owned subsidiary of Republic as of the Effective Time (as defined in the Merger Agreement);
     WHEREAS, in anticipation of the Merger, and in accordance with the terms and provisions of the Merger Agreement and the 2005 Plan, the Company and the Grantee now wish to amend the Agreements to reflect the changes that are required to be made as a result of such Merger; and
     WHEREAS, the Company and the Grantee wish to amend the Agreements for purposes of Section 409A of the Internal Revenue Code to provide that the Agreements shall be interpreted in a manner consistent with the awards satisfying the requirements of Section 409A.
     NOW, THEREFORE, except as otherwise specifically provided, effective as of the Effective Time of the Merger, the Agreements shall be amended as follows:
     1. Definitions. With respect to certain definitions contained in the Agreements, the following shall apply: (a) any references to “Company” and/or “Allied Waste Industries, Inc.” shall be to Republic Services, Inc., (b) any references to the “Board” or “Board of Directors”

shall be to the Board of Directors of Republic Services, Inc., (c) any references to the “Committee” shall be to the Compensation Committee of the Board of Directors of Republic Services, Inc., (d) any references to the “Allied Waste Industries, Inc. 1994 Non-Employee Directors Stock Option Plan, as amended” or the “Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan, as amended,” shall be to the Republic Services, Inc. 2005 Non-Employee Director Equity Compensation Plan, as amended (f/k/a the Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan, as amended), (e) any references to “Shares” or “Stock” or “Common Stock” shall be with respect to shares of the common stock of Republic Services, Inc., as adjusted, in accordance with the Plan and as described in Section 2 or Section 3(a) below, as applicable; (f) any references to “Options” shall be with respect to shares of the common stock of Republic Services, Inc., as adjusted, in accordance with the Plan and as described in Section 2 below; and (g) any references to “Restricted Stock” or “Award Shares” shall be with respect to shares of common stock of Republic Services, Inc., as adjusted, in accordance with the Plan and as described in Section 3(a) below.
     2. Option Awards. With respect to those Agreements that provide for Options, the following shall apply: (a) the number of those shares of the common stock of Allied Waste Industries, Inc. subject to the Agreement that remain outstanding at the Effective Time of the Merger (the “Allied Shares”) shall be adjusted, effective as of the Effective Time, so that the number of shares of common stock of Republic Services, Inc. subject to the Agreement on and after the Effective Time shall equal the number of Allied Shares multiplied by 0.45 (rounded to the nearest whole share); and (b) the exercise price per share provided for in each Agreement shall be adjusted, effective as of the Effective Time, to equal (i) the exercise price per Allied Share otherwise purchasable pursuant to the Option, divided by (ii) 0.45 (rounded to the nearest whole cent).
     3. Restricted Stock Awards. With respect to those Agreements that provide for Restricted Stock (a) if the Grantee remains as a director of Republic Services, Inc. on and after the Effective Time, the number of unvested shares of the common stock of Allied Waste Industries, Inc. subject to the Agreement that remain outstanding at the Effective Time of the Merger (the “Allied Shares”) shall be adjusted, effective as of the Effective Time, so that the number of shares of common stock of Republic Services, Inc. subject to the Agreement on and after the Effective Time shall equal the number of Allied Shares multiplied by 0.45 (rounded to the nearest whole share), and any unvested Restricted Stock that remains outstanding at the Effective Time shall continue to vest in accordance with the schedule set forth in the individual Agreement governing such Restricted Stock; and (b) if the Grantee is not a director of Republic Services, Inc. on and after the Effective Time, each unvested share of Restricted Stock held by such Grantee that remains outstanding immediately prior to the Effective Time shall, immediately prior to such Effective Time, be cancelled in exchange for a lump sum cash payment equal to the value received by a holder of one share of Common Stock as a result of the Merger, as determined by the Board or the Committee in accordance with the terms and provisions of the 2005 Plan.
     4. Section 409A. It is intended that the awards granted pursuant to the Agreements either comply with the requirements of Section 409A of the Code or fall within an exception to

Section 409A. The provisions of this Amendment and the Agreements shall be interpreted and construed in a manner consistent with these intentions after the date reflected below.
     5. In all other respects, the Agreements shall remain unchanged by this Amendment.
     IN WITNESS WHEREOF, the Company and the Grantee has caused this instrument to be executed on the date set forth below.

ALLIED WASTE INDUSTRIES, INC., a Delaware corporation
By:

Name:

Its:

GRANTEE

DATE:

EXHIBIT A
EQUITY AWARD AGREEMENTS